Exhibit 10.10a

HORACE MANN SERVICE CORPORATION
EXECUTIVE CHANGE IN CONTROL PLAN

SCHEDULE A PARTICIPANTS

Note: The effective date of entry shall be subject to Section 4.2(a)

NAME OR TITLE	EFFECTIVE DATE OF
PARTICIPATION*

TIER I PARTICIPANTS
President and CEO	May 16, 2013

TIER II PARTICIPANTS
EVP and CFO	May 23, 2017
EVP, Distribution & Business Strategy	February 15, 2012
EVP, Property & Casualty and Life & Retirement (1)	July 1, 2015
EVP, Supplemental & Operations	August 15, 2019

TIER III PARTICIPANTS

*Subject to acceptance within 30 days of effective date of participation.
(1) William J. Caldwell, Executive Vice President, Property & Casualty and Life & Retirement, left the Company effective April 10, 2020.

Last updated: April 6, 2020